Exhibit 10.10

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “License Agreement”) is entered into and made effective as of the 25th  day of September , 2006 (“Effective Date”) by and between Southwest Iowa Renewable Energy, LLC an Iowa Corporation(“OWNER”), and ICM, Inc., a Kansas corporation (“ICM”).

WHEREAS, OWNER and ICM have entered into that certain AGREEMENT BETWEEN OWNER AND DESIGN/BUILDER ON THE BASIS OF A STIPULATED PRICE dated the 25th  day of September , 2006 (the “Contract”), under which ICM is to design and construct a One Hundred Ten (110) million gallons per year ethanol plant for OWNER to be located in or near Council Bluffs, Iowa (the “Plant”);

WHEREAS, ICM will use proprietary technology and information of ICM in the design and construction of the Plant; and

WHEREAS, OWNER desires from ICM, and ICM desires to grant to OWNER, a license to use such proprietary technology and information in connection with OWNER’s ownership and operation of the Plant, all upon the terms and conditions set forth herein;

NOW, THEREFORE, the parties, in consideration of the foregoing premises and the mutual promises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, agree as follows:

1.
Upon Substantial Completion of the Plant by ICM pursuant to the terms of the Contract or, if later, payment by OWNER of all amounts due and owing to ICM under the Contract, ICM grants to OWNER a perpetual limited license to use the Proprietary Property (hereinafter defined) solely in connection with the ownership, operation, maintenance and repair of the Plant, subject to the limitations provided herein (the “Purpose”).

2.
The “Proprietary Property” means, without limitation, documents, Operating Procedures (hereinafter defined), materials and other information that are furnished by ICM to OWNER in connection with the Purpose whether orally, visually, in writing, or by any other means, whether tangible or intangible, directly or indirectly and in whatever form or medium including, without limitation, the design, arrangement, configuration, and specifications of (i) the combinations of distillation, evaporation, and alcohol dehydration equipment (including, but not limited to, pumps, vessels, tanks, heat exchangers, piping, valves and associated electronic control equipment) and all documents supporting those combinations; (ii) the combination of the distillers grain drying (DGD), and heat recovery steam generation (HRSG) equipment (including, but not limited to, pumps, vessels, tanks, heat exchangers, piping and associated electronic control equipment) and all documents supporting those combinations; and (iii) the computer system, known as the distributed control system (DCS and/or PLC) (including, but not limited to, the software configuration, programming, parameters, set points, alarm points, ranges, graphical interface, and system hardware connections) and all documents supporting that system.  The “Operating Procedures” means, without limitation, the process equipment and specifications manuals, standards of quality, service protocols, data collection methods, construction specifications, training methods, engineering standards and any other information prescribed by ICM from time to time concerning the Purpose.  Proprietary Property shall not include any information or materials that OWNER can demonstrate by written documentation:  (i) was lawfully in the possession of OWNER prior to disclosure by ICM; (ii) was in the public domain prior to disclosure by ICM; (iii) was disclosed to OWNER by a third party having the legal right to possess and disclose such information or materials; or (iv) after disclosure by ICM comes into the public domain through no fault of OWNER or its members, directors, officers, employees, agents, contractors, consultants or other representatives (hereinafter collectively referred to as “Representatives”).  Information and materials shall not be deemed to be in the public domain merely because such information is embraced by more general disclosures in the public domain, and any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain if the combination itself and its principles of operation are not in the public domain.

3.
OWNER shall not use the Proprietary Property for any purpose other than the Purpose.  OWNER shall not use the Proprietary Property in connection with any expansion or enlargement of the Plant.  Within 30 days of OWNER’s request to expand or enlarge the Plant, ICM and OWNER will meet to discuss such expansion and will negotiate in good faith the Terms and Conditions of such expansion (including a mutually agreeable schedule for such expansion) on either a fixed price basis or a Time and Material basis with a fixed License Fee.  At OWNER’s request, ICM will use commercially reasonable efforts to schedule engineering for an expansion or enlargement of the Plant within 90 days of such request, and will negotiate in good faith the Terms and Conditions of such expansion on either a fixed price basis or a Time and Material basis with a fixed license fee.   ICM and its Representatives shall have the express right, at a reasonable time so not to interrupt OWNER’s operations, to enter upon the premises of the Plant to inspect the Plant and its operation to ensure that OWNER is complying with the terms of this License Agreement.

4.
OWNER’s failure to materially comply with the Operating Procedures shall void all guarantees, representations and warranties, whether expressed or implied, if any, that were given by ICM to OWNER in the Contract concerning the performance of the Plant.  OWNER agrees to indemnify, defend and hold harmless ICM and ICM’s Representatives from any and all losses, damages and expenses including, without limitation, reasonable attorneys’ fees resulting from, relating to or arising out of OWNER’s or its Representatives’ (i) failure to materially comply with the Operating Procedures or, (ii) negligent use of the Proprietary Property.

5.
Any and all modifications to the Proprietary Property by OWNER or its Representatives shall be the property of ICM.  OWNER shall promptly notify ICM of any such modification and OWNER agrees to assign all of its right, title and interest in such modification to ICM; provided, however, OWNER shall retain the right, at no cost, to use such modification in connection with the Purpose.

6.
ICM has the exclusive right and interest in and to the Proprietary Property and the goodwill associated therewith.  OWNER will not, directly or indirectly, contest ICM’s ownership of the Proprietary Property.  OWNER’s use of the Proprietary Property does not give OWNER any ownership interest or other interest in or to the Proprietary Property except for the limited license granted to OWNER herein.  Any goodwill derived or created by the operation of the Plant and all financial benefits derived from the operation of the Plant shall be the property of the OWNER.

7.
OWNER shall pay no license fee or royalty to ICM for OWNER’s use of the Proprietary Property pursuant to the limited license granted to OWNER, the consideration for this limited license is included in the amounts payable by OWNER to ICM for the construction of the Plant under the Contract.

8.
OWNER may not assign the limited license granted herein, in whole or in part, without the prior written consent of ICM, which will not be unreasonably withheld or delayed.  Prior to any assignment, OWNER shall obtain from such assignee a written instrument, in form and substance reasonably acceptable to ICM, agreeing to be bound by all the terms and provisions of this License Agreement.  Any assignment of this License Agreement shall not release OWNER from (i) its duties and obligations hereunder concerning the disclosure and use of the Proprietary Property, or (ii)

damages to ICM resulting from, or arising out of, a breach of such duties or obligations by OWNER or its Representatives.  ICM may assign its right, title and interest in the Proprietary Property, in whole or part, subject to the limited license granted herein.

9.
The Proprietary Property is confidential and proprietary.  OWNER shall keep the Proprietary Property confidential and shall use all reasonable efforts to maintain the Proprietary Property as secret and confidential for the sole use of OWNER and its Representatives for the Purpose.  OWNER shall retain all Proprietary Property at its principal place of business and/or the Plant.  OWNER shall not at any time without ICM’s prior written consent, copy, duplicate, record, or otherwise reproduce the Proprietary Property, in whole or in part, or otherwise make the same available to any unauthorized person.  OWNER shall not disclose the Proprietary Property except to its Representatives who are directly involved with the Purpose, and even then only to such extent as is necessary and essential for such Representative’s involvement.  OWNER shall inform such Representatives of the confidential and proprietary nature of such information and, if requested by ICM, OWNER shall obtain from such Representative a written instrument, in form and substance reasonably acceptable to ICM, agreeing to be bound by all of the terms and provisions of this License Agreement.  OWNER shall make all reasonable efforts to safeguard the Proprietary Property from disclosure by its Representatives to anyone other than permitted hereby.  OWNER shall notify ICM immediately upon discovery of any unauthorized use or disclosure of the Proprietary Property, or any other breach of this License Agreement by OWNER or its Representatives, and shall cooperate with ICM in every reasonable way to help ICM regain possession of the Proprietary Property and prevent its further unauthorized use or disclosure.  In the event that OWNER or its Representatives are required by law to disclose the Proprietary Property, OWNER shall provide ICM with prompt written notice of same so that ICM may seek a protective order or other appropriate remedy.  In the event that such protective order or other appropriate remedy is not obtained, OWNER or its Representatives will furnish only that portion of the Proprietary Property which in the reasonable opinion of its or their legal counsel is legally required and will exercise its reasonable efforts to obtain reliable assurance that the Proprietary Property so disclosed will be accorded confidential treatment.

10.
OWNER agrees to indemnify ICM for any and all damages (including, without limitation, reasonable attorneys’ fees) arising out of or resulting from any unauthorized disclosure or use of the Proprietary Property by OWNER or its Representatives.  OWNER agrees that ICM would be irreparably damaged by reason of a violation of the provisions contained herein and that any remedy at law for a breach of such provisions would be inadequate.  OWNER agrees that ICM shall be entitled to seek injunctive or other equitable relief in a court of competent jurisdiction against OWNER or its Representatives for any unauthorized disclosure or use of the Proprietary Property without the necessity of proving actual monetary loss or posting any bond.  It is expressly understood that the remedy described herein shall not be the exclusive remedy of ICM for any breach of such covenants, and ICM shall be entitled to seek such other relief or remedy, at law or in equity, to which it may be entitled as a consequence of any breach of such duties or obligations.

11.
The duties and obligations of OWNER under this License Agreement, and all provisions relating to the enforcement of such duties and obligations shall survive and remain in full force and effect notwithstanding any termination or expiration of the Contract or this License Agreement.

12.
ICM may terminate the limited license granted to OWNER herein upon written notice to OWNER if OWNER willfully or wantonly uses the Proprietary Property for any purpose, or discloses the Proprietary Property to anyone, other than permitted herein.  Upon termination of the license, OWNER shall cease using the Proprietary Property for any purpose (including the Purpose) and, upon request by ICM, shall promptly return to ICM all documents or other materials in OWNER’s or its Representatives’ possession that contain Proprietary Property in whatever format, whether written or electronic, including any and all copies or reproductions of the Proprietary Property.  OWNER shall permanently delete all such Proprietary Property from its computer hard drives and any other electronic storage medium (including any backup or archive system).  OWNER shall deliver to ICM a written certificate which certifies that all electronic copies or reproductions of the Proprietary Property have been permanently deleted.

13.
ICM represents and warrants that, as of the date first above written, ICM has not received notice of any claim against ICM and/or one or more of its customers under which a third-party claims the Proprietary Property infringes any rights under patents, trade secrets, copyright or other intellectual property rights of such third-party.  ICM shall defend, indemnify and hold harmless OWNER from and against any and all claims arising out of or resulting from the infringement of any rights under patents, trade secrets, copyrights or other intellectual property rights in respect to OWNER’s use of the Proprietary Property for the Purpose in accordance with this License Agreement.  ICM shall, at its sole expense, have the right to defend against any such claim.  OWNER shall promptly notify ICM upon becoming aware of any such claim.  ICM, in order to avoid any such claim, shall have the right at its expense to substitute non-infringing invention, design, process, product or device or to modify such infringing invention, design, process, product or device so it becomes non-infringing, or to obtain the necessary licenses to use the infringing invention, design, process, product or device provided that such substituted and modified invention, design, process, product or device shall meet all the requirements and be subject to all the provisions of this License Agreement.

14.
The laws of the State of Kansas, United States of America, shall govern the validity of the provisions contained herein, the construction of such provisions, and the interpretation of the rights and duties of the parties.  Any legal action brought to enforce or construe the provisions of this License Agreement shall be brought in the federal or state courts located in Kansas, and the parties agree to and hereby submit to the exclusive jurisdiction of such courts and agree that they will not invoke the doctrine of forum non conveniens or other similar defenses in any such action brought in such courts.

15.
OWNER hereby agrees to waive all claims against ICM and ICM’s Representatives for any consequential damages that may arise out of or relate to this License Agreement, the Contract or the Proprietary Property whether arising in contract, warranty, tort (including negligence), strict liability or otherwise, including but not limited to losses of use, profits, business, reputation or financing.  OWNER agrees that the aggregate amount OWNER (and anyone claiming by or through OWNER) may collectively recover from ICM (and its Representatives),for the Plant as a whole under the Contract and this License Agreement shall be limited to *One Million Dollars ($1,000,000.00)

16.
The terms and conditions of this License Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or between the parties, written or oral.  Any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this License Agreement.  This License Agreement may not be modified or amended at any time without the written consent of the parties.

17.
All notices, requests, demands, reports, statements or other communications (herein referred to collectively as "Notices") required to be given hereunder or relating to this License Agreement shall be in writing and shall be deemed to have been duly given if transmitted by personal delivery or mailed by certified mail, return receipt requested, postage prepaid, to the address of the party as set forth below.  Any such Notice shall be deemed to be delivered and received as of the date so delivered, if delivered personally, or as of the third business day following the day sent, if sent by certified mail.  Any party may, at any time, designate a different address to which Notices shall be directed by providing written notice in the manner set forth in this paragraph.

18.
In the event that any of the terms, conditions, covenants or agreements contained in this License Agreement, or the application of any thereof, shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such term, condition, covenant or agreement shall be deemed void ab initio and shall be deemed severed from this License Agreement.  In such event, and except if such determination by a court of competent jurisdiction materially changes the rights, benefits and obligations of the parties under this License Agreement, the remaining provisions of this License Agreement shall remain unchanged unaffected and unimpaired thereby and, to the extent possible, such remaining provisions shall be construed such that the purpose of this License Agreement and the intent of the parties can be achieved in a lawful manner.

19.	The duties and obligations herein contained shall bind, and the benefits and advantages shall inure to, the respective successors and permitted assigns of the parties hereto.

20.
The waiver by any party hereto of the breach of any term, covenant, agreement or condition herein contained shall not be deemed a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein, nor shall any custom, practice or course of dealings arising among the parties hereto in the administration hereof be construed as a waiver or diminution of the right of any party hereto to insist upon the strict performance by any other party of the terms, covenants, agreement and conditions herein contained.

21.
In this License Agreement, where applicable, (i) references to the singular shall include the plural and references to the plural shall include the singular, and (ii) references to the male, female, or neuter gender shall include references to all other such genders where the context so requires.

IN WITNESS WHEREOF, the parties hereto have executed this License Agreement, the Effective Date of which is indicated on page 1 of this License Agreement.

OWNER:	ICM:
ICM, Inc.
BY: /S/ DAVID DENNE	By: /s/ Dave VanderGriend
Title: Chairman	Title: President/CEO
Date Signed: 9/25/2006	Date Signed: 9/25/2006
Address for giving notices:	Address for giving notices:
301 N First Street Colwich, KS 67030